Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment #4 on Form S-8 of our report dated February 28, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in GlobalSantaFe Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in Transocean Ltd.’s Current Report on Form 8-K dated December 18, 2008. We also consent to the incorporation by reference in this Post-Effective Amendment #4 on Form S-8 of our report dated February 28, 2007 relating to the financial statement schedule, which appears in such GlobalSantaFe Corporation Annual Report on Form 10-K, which is incorporated by reference in Transocean Ltd.’s Current Report on Form 8-K dated December 18, 2008.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

December 18, 2008